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                                                                   EXHIBIT (3)a

                                 GENESCO INC.
                         AMENDED AND RESTATED BYLAWS


                                  ARTICLE I
                              CORPORATE OFFICES

             The registered office of the Corporation within the State of Tennessee shall be located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37202. The Corporation may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.


                                  ARTICLE II
                            SHAREHOLDERS' MEETING

                 Section 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at 10:00 A.M. on the third Tuesday in the month of June each year, or on such other date during the year and at such other time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

                 Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the chairman or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors and shall be called by the chairman or the secretary at the written request of persons holding of record at least 10% of all of the votes entitled to be cast on any issues proposed to be considered at the proposed special meeting, which written request shall be validly signed, dated and delivered to the Corporation's secretary. Such written request shall state with specificity the purpose or purposes of such meeting, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8 or Rule 14a-11 of the Rules and Regulations of the Securities and Exchange Commission. The board of directors may postpone or reschedule any previously scheduled special meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

                 Section 3. NOTICE OF MEETINGS. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be

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given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.

                 Section 4. PLACE OF MEETINGS. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.

                 Section 5. QUORUM. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have the power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

                 Section 6. DIRECTOR NOMINATIONS. The nomination of a person for election as a director at a meeting of shareholders can be made only (i) by or at the direction of the board of directors or a committee appointed by the board of directors authorized to make such nominations or (ii) by any shareholder, provided that such shareholder complies with the notice requirements of this Section 6 of Article II, is a shareholder of record on the date the shareholder complies with such notice requirements and is entitled to notice of and to vote at the shareholders' meeting. A shareholder who wishes to make a director nomination (other than a nomination by or at the direction of the board of directors or a committee thereof) must first deliver written notice to the secretary of the Corporation (i) in the case of annual meetings to be held on the third Tuesday in the month of June (the "Stated Date") or within thirty days thereafter, not less than sixty days nor more than ninety days prior to the Stated Date and (ii) in the case of an annual meeting which is being held on a date other than the Stated Date or within thirty days thereafter or in the case of any special meeting of shareholders, within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure is first made of the date of such shareholders' meeting. Such notice by a shareholder must contain (i) as to each nominee,

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all information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, if such nominee had been nominated by the board of directors, (ii) the written consent of each such nominee to being named as a nominee in soliciting material and to serving as a director, if elected, and (iii) the name and address of the shareholder delivering the notice as it appears on the stock records of the Corporation and the number and class of shares of stock held of record by such shareholder. Any person being nominated by the board of directors, if requested by the board of directors, must furnish the secretary of the Corporation substantially the same information specified above as is required to be set forth in a notice by a shareholder. No person shall be eligible as a director, unless nominated in accordance with the notice and share ownership requirements of this Section 6 of Article II. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 Section 7. NOTICE OF NEW BUSINESS. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or
(c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to the secretary of the Corporation and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice of the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance





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with the procedures set forth in this Section 7.  The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                 Section 8. VOTING. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if the votes cast by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

                 Section 9. ADJOURNMENT. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

                 Section 10. PROXIES. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

                 Section 11. PRESIDING OFFICER AND SECRETARY. Meetings of the shareholders shall be presided over by the chairman, or if he is not present or if the Corporation shall not have a chairman, by the president, or if neither the chairman nor the president is present, by a vice president or in the absence of the foregoing persons by a chairman designated by the board of directors, or the absence of such designation by a chairman chosen at the meeting. The secretary or, in his absence, an assistant secretary





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shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer of the meeting shall appoint a person to act as secretary of the meeting.

                 Section 12. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules or parliamentary procedures.


                                 ARTICLE III
                                 RECORD DATE

                 In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for





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determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.


                                  ARTICLE IV
                                  DIRECTORS

                 Section 1. NUMBER AND TERM. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of not less than five nor more than twenty members, the number of which shall be fixed by the board of directors. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director's term.

                 Section 2. COMMITTEES. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in the management of the business and affairs of the Corporation, except that a committee may not: (i) authorize distributions, except according to a formula or method prescribed by the board of directors; (ii) fill vacancies on the board of directors or any of its committees; (iii) adopt, amend or repeal bylaws; (iv) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (v) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Article IV and of Article V applicable to the board of directors shall also apply to committees.

                 Section 3. COMPENSATION. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their





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duties.  Directors may also serve the Corporation in any other capacity and receive compensation therefor.

                 Section 4. REMOVAL. Shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only shareholders of that voting group may participate in the vote to remove him without cause. A director may be removed only at a meeting called and noticed for the purpose of removing him and if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

                 Section 5. RESIGNATION. A director may resign at any time by delivering written notice to the Corporation, the board of directors, the chairman or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

                 Section 6. VACANCIES. The board of directors may fill any vacancy occurring on the board of directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                 Section 7. QUORUM AND VOTING. A quorum of the board of directors consists of a majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

                 Section 8. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time.

                 Section 9. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board, the president or any three directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.

                 Section 10. NOTICES. Special meetings of the board of directors must be preceded by at least one days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the





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meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

                 Section 11. MEETING BY TELEPHONE. Any or all directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                 Section 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each signing director's vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken.
Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.


                                  ARTICLE V
                               WAIVER OF NOTICE

                 A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder of director entitled to the notice and delivered to the Corporation and filed in the Corporation's minutes or corporate records, except that a shareholder's or director's attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.





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                                  ARTICLE VI
                                   OFFICERS

                 Section 1. ELECTION AND TERM. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine, including a chairman of the board, a vice chairman of the board, one or more vice presidents (any one or more of which may be designated as a senior or executive vice president), a treasurer, a controller and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the president may not serve as the secretary.

                 Section 2. COMPENSATION. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors or an authorized committee thereof.

                 Section 3. REMOVAL. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

                 Section 4. RESIGNATION. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

                 Section 5. DUTIES. The duties and powers of the officers of the Corporation shall be as follows:

                 (a)  Chairman of the Board - The chairman of the board shall
(i) be chosen from among the members of the board of directors and (ii) perform such duties and exercise such authority as from time to time may be assigned or granted by the board of directors.





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                 (b)  President - The president shall (i) preside at all
meetings of the shareholders and the board of directors during the absence or disability of the chairman of the board and (ii) perform such other duties and exercise such authority as from time to time may be assigned by the chief executive officer, if other than the president, or by the board of directors.

                 (c) Vice Presidents - The vice presidents in the order designated by the board of directors, shall exercise the functions of the president during the absence or disability of the president and shall perform such other duties as may be assigned by the chief executive officer, if other than the president, the president or the board of directors.

                 (d) Treasurer - The treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the officers and, if requested, the board of directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the chief executive officer, if other than the president, the president, any vice president designated by the board of directors as the chief financial officer of the Corporation or the board of directors.

                 (e) Controller - The controller shall (i) be the chief accounting officer of the Corporation with general supervision over the accounting books and records of the Corporation, (ii) be responsible for maintaining proper internal controls over the assets of the Corporation and preparing accurate financial statements and (iii) perform such other duties as may be assigned by the chief executive officer, if other than the president, the president, any vice president designated by the board of directors as the chief financial officer of the Corporation or the board of directors.

                 (f) Secretary - The secretary shall (i) attend the meetings of the shareholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the shareholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the chairman of the board, the president or the board of directors.

                 The board of directors shall designate either the chairman of the board or the president as the chief executive officer of the Corporation, and such chief executive officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of





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directors and shall have authority to make contracts on behalf of the
Corporation in the ordinary course of the Corporation's business.


                                 ARTICLE VII
                           DIRECTOR INDEMNIFICATION

                 To the maximum extent permitted by law, subject to the limitations contained in this Article VII, the Corporation shall indemnify an individual who is a party to a proceeding because he is or was a director against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such director in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director for liability or expenses incurred in a proceeding initiated by or on behalf of such director or to which such director voluntarily becomes a party, other than a suit to enforce indemnification rights. A director's rights to advancement of expenses are conditioned upon the director's furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the director, of his good faith belief that he is not liable for (i) a breach of his duty of loyalty to the Corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) any unlawful distributions or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations, and (b) a written opinion of counsel for the director in the proceeding to the effect that, based on the facts known to such counsel, it is reasonably possible that the director will not be found liable contrary to his affirmation and (c) a written undertaking (in the form of an unlimited general obligation of the director, which need not be secured) personally signed by or on behalf of the director to repay any advances, if a judgment or other final adjudication adverse to the director establishes his liability contrary to his affirmation. A director's rights to indemnification and advancement of expenses as provided in this Article VII are intended to be greater than those which are otherwise provided for in the Act notwithstanding the director's failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the director and are mandatory. No indemnification under this Article VII may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the director establishes his liability for (i) a breach of his duty of loyalty to the Corporation of its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) profits





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made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations. A settlement without the Corporation's prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Article VII. A director's rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which a director may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification. The board of directors is authorized to adopt such resolutions and enter into such agreements indemnifying directors as are permitted by law and as are deemed by the board to be in the interests of the Corporation.


                                 ARTICLE VIII
                           OFFICER INDEMNIFICATION

                 To the maximum extent permitted by law, subject to the limitations contained in this Article VIII, the Corporation shall indemnify an individual who is a party to a proceeding because he is or was an officer of the Corporation against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such officer in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any officer, (i) if it is determined that the officer did not conduct himself in good faith and in the reasonable belief that his conduct was not opposed to the Corporation's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, (ii) if it is determined that the officer is liable for profits made from the purchase or sale by the officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations or (iii) in connection with a proceeding initiated by or on behalf of such officer or to which such officer voluntarily becomes a party, other than a suit to enforce indemnification rights. No indemnification shall be made by the Company for any amount paid in settlement without the Corporation's prior written consent. An officer's conduct with respect to an employee benefit plan for a purpose he reasonably believes to be in the interests of the participants in and beneficiaries of the plan is conduct that is not opposed to the Corporation's best interests. The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative whether the officer's conduct was opposed to the Corporation's best interests. The determination





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on behalf of the Company of whether an officer is entitled to indemnification or advancement of expenses under this Article VIII shall be made by the board of directors or a committee thereof or by independent special legal counsel in accordance with the provisions of Section 48-18-506 of the Act relating to indemnification of directors. An officer's rights to advancement of expenses are also conditioned upon the officer's furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the officer, of his good faith belief that he is or will be entitled to indemnification for liability under the terms of this Article VIII and (b) a written undertaking (in the form of an unlimited general obligation of the officer, which need not be secured) personally signed by or on behalf of the officer to repay any advances, if a judgment or other final adjudication adverse to the officer establishes his liability contrary to his affirmation. An officer's rights to indemnification and advancement of expenses as provided in this Article VIII are intended to be greater than those which are otherwise provided for in the Act notwithstanding the officer's failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the officer and are mandatory. An officer's rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which an officer may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification.


                                  ARTICLE IX
                               EMERGENCY BYLAW

                 In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the board pursuant to Section 1 of Article IV) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation's principal offices, by the officer present having the greatest seniority as an officer.





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                                  ARTICLE X
                                CORPORATE SEAL

                 The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.


                                  ARTICLE XI
                                 FISCAL YEAR

                 The fiscal year of the Corporation shall begin the first day of February each year.


                                 ARTICLE XII
                                  AMENDMENT

                 The board of directors may amend or repeal these bylaws, unless (i) the charter or the Act reserves this power exclusively to shareholders or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the board of directors. Action by the board of directors with respect to the bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.


                                 ARTICLE XIII
                                 DEFINITIONS

                 The term "Act" as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.





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

                                 ARTICLE XIV
                 TENNESSEE CONTROL SHARE ACQUISITION STATUTE

                 Control share acquisitions of shares of the Corporation's capital stock are governed by and subject to the provisions of the Tennessee Control Share Acquisition Act. Section 15 of the Tennessee Control Share Acquisition Act shall apply to the Corporation.





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